ENTERGY MISSISSIPPI, INC.
                ENTRIES TO REFLECT PROPOSED TRANSACTIONS
                    COLUMN 2 OF FINANCIAL STATEMENTS



     Entry no. 1:
     (In Thousands)

Dr.  Cash                                            $6,000
Cr.  Materials and supplies                                    $6,000


To sell transmission and distribution materials inventory to System Fuels, Inc.

     Entry no. 2:
     (In Thousands)

Dr.  Cash                                            $1,707
Cr.  Investment in subsidiary companies                        $1,707



To sell a portion of Entergy Mississippi's investment in System Fuels, Inc. to Entergy Gulf States.


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

                          ENTERGY MISSISSIPPI, INC.
                          PRO FORMA  BALANCE SHEET
                                JUNE 30, 1997
                                (Unaudited)

                                                         Adjustments to Reflect
                                                         Transactions Proposed
                                                     Before    In Present       After
                    ASSETS                        Transactions   Filing      Transaction
                                                               (In Thousands)
Current Assets:
  Cash and cash equivalents:
    Cash                                               $6,699       $7,707       $14,406
    Temporary cash investments - at cost,
      which approximates market                        51,385                     51,385
                                                   ----------       ------    ----------
           Total cash and cash equivalents             58,084        7,707        65,791
  Accounts receivable:
    Customer (less allowance for doubtful accounts
     of $1.4 million)                                  31,639                     31,639
    Associated companies                                5,311                      5,311
    Other                                               1,769                      1,769
    Accrued unbilled revenues                          54,977                     54,977
  Fuel inventory - at average cost                      4,549                      4,549
  Materials and supplies - at average cost             20,445       (6,000)       14,445
  Rate deferrals                                      140,807                    140,807
  Prepayments and other                                 8,647                      8,647
                                                   ----------       ------    ----------
           Total                                      326,228        1,707       327,935
                                                   ----------       ------    ----------

Other Property and Investments:
  Investment in subsidiary companies - at equity        5,531       (1,707)        3,824
  Other - at cost (less accumulated depreciation)       7,850                      7,850
                                                   ----------       ------    ----------
           Total                                       13,381       (1,707)       11,674
                                                   ----------       ------    ----------

Utility Plant:
  Electric                                          1,650,394                  1,650,394
  Construction work in progress                        52,410                     52,410
                                                   ----------       ------    ----------
           Total                                    1,702,804                  1,702,804
  Less - accumulated depreciation and amortization    652,362                    652,362
                                                   ----------       ------    ----------
           Utility plant - net                      1,050,442                  1,050,442
                                                   ----------       ------    ----------

Deferred Debits and Other Assets:
  Regulatory assets:
    Rate deferrals                                     34,863                     34,863
    SFAS 109 regulatory asset - net                    16,781                     16,781
    Unamortized loss on reacquired debt                 8,829                      8,829
    Other regulatory assets                            85,315                     85,315
  Other                                                 6,434                      6,434
                                                   ----------       ------    ----------
           Total                                      152,222                    152,222
                                                   ----------       ------    ----------

           TOTAL                                   $1,542,273           $-    $1,542,273
                                                   ==========       ======    ==========

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
                          ENTERGY MISSISSIPPI, INC.
                          PRO FORMA  BALANCE SHEET
                               JUNE 30, 1997
                                (Unaudited)

                                                     Adjustments to Reflect
                                                     Transactions Proposed
                                                Before    In Present      After
LIABILITIES AND SHAREHOLDERS' EQUITY         Transactions    Filing     Transaction
                                                         (In Thousands)
Current Liabilities:
  Currently maturing long-term debt              $96,000                   $96,000
  Accounts payable:
    Associated companies                          30,613                    30,613
    Other                                         23,233                    23,233
  Customer deposits                               27,145                    27,145
  Taxes accrued                                   44,717                    44,717
  Accumulated deferred income taxes               57,985                    57,985
  Interest accrued                                18,705                    18,705
  Other                                            3,259                     3,259
                                              ----------      ------    ----------
           Total                                 301,657                   301,657
                                              ----------      ------    ----------

Deferred Credits and Other Liabilities:
  Accumulated deferred income taxes              244,588                   244,588
  Accumulated deferred investment tax credits     24,669                    24,669
  Other                                           18,333                    18,333
                                              ----------      ------    ----------
           Total                                 287,590                   287,590
                                              ----------      ------    ----------

Long-term debt                                   464,075                   464,075

Shareholders' Equity:
  Preferred stock without sinking fund            57,881                    57,881
  Common stock, no par value, authorized
    15,000,000 shares; issued and outstanding
    8,666,357 shares                             199,326                   199,326
  Capital stock expense and other                    (42)                      (42)
  Retained earnings                              231,786                   231,786
                                              ----------      ------    ----------
           Total                                 488,951                   488,951
                                              ----------      ------    ----------

           TOTAL                              $1,542,273                $1,542,273
                                              ==========      ======    ==========
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

                         ENTERGY MISSISSIPPI, INC.
                          PRO FORMA CONSOLIDATED
                           STATEMENT OF INCOME
                    TWELVE MONTHS ENDED JUNE 30, 1997
                              (Unaudited)

                                                    Adjustments to Reflect
                                                    Transactions Proposed
                                               Before    In Present       After
                                            Transaction    Filing      Transaction
                                                        (In Thousands)

Operating Revenues:
       Total                                   $920,269                   $920,269
                                               --------     -------       --------

Operating Expenses:
  Operation and maintenance:
     Fuel and fuel-related expenses             185,839                    185,839
     Purchased power                            283,342                    283,342
     Other operation and maintenance            129,628                    129,628
  Depreciation and amortization                  41,615                     41,615
  Taxes other than income taxes                  44,069                     44,069
  Rate deferrals                                (19,621)                   (19,621)
  Amortization of rate deferrals                115,465                    115,465
                                               --------     -------       --------
        Total                                   780,337                    780,337
                                               --------     -------       --------

Operating Income                                139,932                    139,932
                                               --------     -------       --------

Other Income :
  Allowance for equity funds used
   during construction                            1,072                      1,072
  Miscellaneous - net                             1,144                      1,144
                                               --------     -------       --------
        Total                                     2,216                      2,216
                                               --------     -------       --------

Interest Charges:
  Interest on long-term debt                     42,994                     42,994
  Other interest - net                            4,319                      4,319
  Allowance for borrowed funds used
   during construction                             (864)                      (864)
                                               --------     -------       --------
        Total                                    46,449                     46,449
                                               --------     -------       --------

Income Before Income Taxes                       95,699                     95,699

Income Taxes                                     31,480                     31,480
                                               --------     -------       --------

Net Income                                       64,219                     64,219

Preferred Stock Dividend Requirements
  and Other                                       4,499                      4,499
                                               --------     -------       --------

Earnings Applicable to Common Stock             $59,720                    $59,720
                                               ========     =======       ========

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

                        ENTERGY MISSISSIPPI, INC.
                         PRO FORMA CONSOLIDATED
                     STATEMENT OF RETAINED EARNINGS
                              (Unaudited)



                                                 Adjustments to Reflect
                                                 Transactions Proposed
                                            Before     In Present      After
                                         Transaction     Filing      Transaction
                                                     (In Thousands)
Retained Earnings - July 1, 1996            $254,566                   $254,566
Add
  Net Income                                  64,219                     64,219
                                            --------     ------        --------
               Total                         318,785                    318,785
                                            --------     ------        --------


  Deduct:
     Dividends declared:
              Preferred stock                  4,398                      4,398
              Common stock                    82,500                     82,500
     Preferred stock expenses                    101                        101
                                            --------     ------        --------
              Total                           86,999                     86,999
                                            --------     ------        --------

Retained Earnings - June 30, 1997           $231,786                   $231,786
                                            ========     ======        ========
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